Exhibit 99.1

CONTACT:

The Wet Seal, Inc.
Helen Rotherham
VP Investor Relations
(949) 699-4804

The Wet Seal, Inc. Announces Resignation of Allan Haims as President
of Wet Seal Stores Division

        FOOTHILL RANCH, Calif. — (BUSINESS WIRE) — Nov. 23, 2004 — Specialty retailer The Wet Seal, Inc. (NASDAQ:WTSLA) today announced the resignation of Allan D. Haims, President of Wet Seal stores, effective immediately.

        Mr. Haims’ resignation follows the recently announced Securities Purchase Agreement with S.A.C. Capital Associates and other Investors.

        “Allan led the reorganization of several major functions, including merchandising, sourcing, field operations and marketing. His progress in these areas will allow us to move forward with a much stronger foundation and we thank him for these efforts,” said Joe Deckop, interim chief executive officer of Wet Seal.

About the Wet Seal, Inc.

        Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. The company currently operates a total of 559 stores in 47 states, the District of Columbia and Puerto Rico, including 463 Wet Seal stores and 96 Arden B. stores. The company’s products can also be purchased online at www.wetseal.com or www.ardenb.com. For more company information, visit www.wetsealinc.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the Company’s opening and closing of stores, profitability and growth, demand for its products or any other statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. This news release contains results reflecting partial year data and non-fiscal data that may not be indicative of results for similar future periods or for the full year. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SOURCE: The Wet Seal, Inc.